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                   FRUIT OF THE LOOM, INC. AND SUBSIDIARIES         EXHIBIT 11
                   Computation of Earnings Per Common Share
                     (In thousands, except per share data)

                                                                                 Year Ended December 31,
                                                                1994         1993          1992          1991          1990
Primary:
Earnings available to common shares:
   Earnings before extraordinary items and cumulative
      effect of change in accounting principle               $   60,300   $  212,800    $  188,500    $  111,000    $   77,100
   Extraordinary items                                               --       (8,700)       (9,900)           --            --
   Cumulative effect of change in accounting
      for income taxes                                               --        3,400            --            --            --
   Net earnings                                              $   60,300   $  207,500    $  178,600    $  111,000    $   77,100

Average common shares outstanding                                76,000       76,000        76,000        69,400        61,900

Per Share:
   Earnings before extraordinary items and cumulative
      effect of change in accounting principle               $      .79   $     2.80    $     2.48    $     1.60    $     1.25
   Extraordinary items                                               --         (.11)         (.13)           --            --
   Cumulative effect of change in accounting
      for income taxes                                               --          .04            --            --            --
   Net earnings                                              $      .79   $     2.73    $     2.35    $     1.60    $     1.25

Fully Diluted:
Earnings available to common shares:
   Earnings before extraordinary items and cumulative
      effect of change in accounting principle               $   60,300   $  212,800    $  188,500    $  111,000    $   77,100
   Add-interest on 6-3/4% convertible subordinated
      debentures, net of tax                                         --           --            --         1,500         2,700
   Adjusted earnings before extraordinary
      items and cumulative effect of change
      in accounting principle                                    60,300      212,800       188,500       112,500        79,800
   Extraordinary items                                               --       (8,700)       (9,900)           --            --
   Cumulative effect of change in accounting
      for income taxes                                               --        3,400            --            --            --

Adjusted net earnings                                        $   60,300   $  207,500    $  178,600    $  112,500    $   79,800

Common shares outstanding per primary computation                76,000       76,000        76,000        69,400        61,900
Add: shares issuable from assumed exercise of 6-3/4%
   convertible debentures                                            --           --            --         3,000         5,300
Additional effect of outstanding options as determined
   by the application of the treasury stock method                   --           --            --           400           100
      Total                                                      76,000       76,000        76,000        72,800        67,300

Per Share:

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   Earnings before extraordinary items and cumulative
      effect of change in accounting principle               $      .79   $     2.80    $     2.48    $     1.55    $     1.18
   Extraordinary items                                               --         (.11)        (0.13)           --            --
   Cumulative effect of change in accounting
      for income taxes                                               --          .04            --            --            --
   Net earnings                                              $      .79   $     2.73    $     2.35    $     1.55    $     1.18
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